Filed Pursuant to Rule 424(b)(5)

Registration No. 333-180833

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement Dated November 28, 2012

Prospectus Supplement

November    , 2012

(To Prospectus dated April 19, 2012)

               Shares

Depositary Shares

Each Representing 1/1000 of a Share of      % Class K

Cumulative Redeemable Preferred Stock

(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

We are offering and selling              of our depositary shares, each of which represents a 1/1000 interest in a share of our Class K cumulative redeemable preferred stock that we have deposited with Wells Fargo Bank, N.A. as depositary. We will receive the net proceeds from the sale of the depositary shares. As a holder of a depositary share, you will be entitled to proportional rights and preferences as if you held 1/1000 of a share of our Class K preferred stock.

Dividends on the Class K preferred stock represented by the depositary shares will be cumulative from, and including, the date of original issue and will be payable, subject to authorization by our Board of Directors, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2013, at the rate of              % of the $25,000.00 liquidation preference per year, or $             per share of our Class K preferred stock (equal to $             per year per depositary share).

Except in certain circumstances relating to the preservation of our status as a real estate investment trust (“REIT”), the Class K preferred stock and the depositary shares representing the Class K preferred stock are not redeemable until December   , 2017. On or after December   , 2017, we may redeem the Class K preferred stock (and cause the redemption of the depositary shares) for cash at our option, in whole or in part, at a redemption price of $25,000.00 per share of Class K preferred stock (equal to $25.00 per depositary share), plus any accrued and unpaid dividends, if any, to, but excluding, the date of redemption. The Class K preferred stock and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed or otherwise repurchased by us.

Ownership of more than 9.8% of the outstanding depositary shares or Class K preferred stock is generally restricted in our Charter in order to preserve our status as a REIT for federal income tax purposes.

Currently, no market exists for the depositary shares. We intend to file an application to list the depositary shares on the New York Stock Exchange (“NYSE”). If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the depositary shares.

Investing in our depositary shares involves risks. See the information under the captions “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 3 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Depositary Share			Total
Public offering price (1)		$25.00		$
Underwriting discount (retail/institutional)			$(2)		$(2)
Proceeds to Kimco Realty Corporation, before expenses (retail/institutional) (1)(3)	$			$

(1)	Plus accrued dividends, if any, from December , 2012 if settlement occurs after that date.
(2)

The underwriting discount will equal $           per depositary share for each depositary share sold to retail accounts and $        per depositary share for each depositary share sold to institutional accounts. See “Underwriting.”

(3)	Assumes no exercise of the underwriters’ option to purchase additional depositary shares described below.

We have granted the underwriters the right to purchase up to an additional              depositary shares from us at the public offering price, less the underwriting discount, within 30 days of the date of this prospectus supplement solely to cover over-allotments, if any.

The depositary shares will be ready for delivery in book-entry only form through the facilities of The Depository Trust Company on or about December   , 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	UBS Investment Bank	Wells Fargo Securities

Joint Lead Managers

J.P. Morgan	RBC Capital Markets

Co-Managers

Barclays	BNY Mellon Capital Markets, LLC	Credit Suisse
Deutsche Bank Securities	Piper Jaffray	Raymond James

TABLE OF CONTENTS

Page
Prospectus Supplement
About This Prospectus Supplement	S-i
Where You Can Find More Information	S-ii
Forward-Looking Statements	S-iii
Summary	S-1
Risk Factors	S-5
Use of Proceeds	S-7
Ratios of Earnings to Total Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends	S-8
Capitalization	S-9
Description of Class K Preferred Stock and Depositary Shares	S-10
Supplemental United States Federal Income Tax Considerations	S-17
Underwriting (Conflicts of Interest)	S-19
Legal Matters	S-22
Experts	S-22

Prospectus
ABOUT THIS PROSPECTUS	1
WHERE CAN YOU FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	2
THE COMPANY	3
RISK FACTORS	3
USE OF PROCEEDS	5
RATIOS OF EARNINGS TO FIXED CHARGES	5
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF COMMON STOCK	14
DESCRIPTION OF COMMON STOCK WARRANTS	16
DESCRIPTION OF PREFERRED STOCK	17
DESCRIPTION OF DEPOSITARY SHARES	23
PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS	26
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	30
PLAN OF DISTRIBUTION	48
EXPERTS	50
LEGAL MATTERS	50

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of depositary shares. The accompanying prospectus contains information about our securities generally, some of which does not apply to the depositary shares offered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or such other dates as may be specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement and the accompanying prospectus, all references to “we,” “us,” “our,” “Kimco,” and “the Company” mean Kimco Realty Corporation, its consolidated subsidiaries and other entities controlled by Kimco Realty Corporation, except where it is clear from the context that the term means only the issuer of the depositary shares, Kimco Realty Corporation.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with the NYSE, as well as our SEC filings, at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement and information that we file later with the SEC prior to the termination of the offering of the depositary shares will automatically update and supersede the information contained in this prospectus supplement. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on February 27, 2012;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed on May 10, 2012, August 3, 2012 and November 5, 2012, respectively;

•

our Definitive Proxy Statement with respect to the 2012 Annual Meeting of Stockholders filed on March 20, 2012; and

•

our Current Reports on Form 8-K filed on January 18, 2012, January 19, 2012, February 29, 2012, March 13, 2012, April 19, 2012, April 20, 2012, May 7, 2012, May 21, 2012, July 3, 2012, July 16, 2012, July 18, 2012, August 15, 2012 and October 24, 2012.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the depositary shares. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Documents incorporated by reference in this prospectus supplement and the accompanying prospectus are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:

Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, New York 11042-0020

Attn: Bruce Rubenstein, Corporate Secretary

(516) 869-9000

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from our current expectations include, but are not limited to, those discussed under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and page 5 of our Annual Report on Form 10-K for the year ended December 31, 2011, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the following additional factors: (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates, (vii) risks related to our international operations, (viii) the availability of suitable acquisition and disposition opportunities, (ix) valuation and risks related to our joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the Company’s common stock, (xiii) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and (xv) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Accordingly, there is no assurance that the Company’s expectations will be realized.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

S-iii

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, before making an investment decision to purchase our depositary shares.

KIMCO REALTY CORPORATION

Kimco Realty Corporation, a Maryland corporation, is one of the nation’s largest owners and operators of neighborhood and community shopping centers. We are a self-administered real estate investment trust (“REIT”) and have owned and operated neighborhood and community shopping centers for more than 50 years. We have not engaged, nor do we expect to retain, any REIT advisors in connection with the operation of our properties. As of September 30, 2012, we had interests in 922 shopping center properties, aggregating 134.7 million square feet of gross leasable area (“GLA”), and 894 other property interests, primarily through our preferred equity investments, other real estate investments and non-retail properties for a grand total of 1,816 properties aggregating 161.8 million square feet of GLA, located in 44 states, Puerto Rico, Canada, Mexico, Chile, Brazil and Peru. Our ownership interests in real estate consist of our consolidated portfolio and portfolios where we own an economic interest, such as properties in our investment real estate management programs, where we partner with institutional investors and also retain management. We believe our portfolio of neighborhood and community shopping center properties is the largest (measured by GLA) currently held by any publicly traded REIT.

We believe that we have operated, and we intend to continue to operate, in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, legal, construction, data processing, maintenance, finance and accounting.

In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute to our stockholders at least 90% of our REIT taxable income, excluding capital gains, each year. Dividends on any preferred stock issued by us are included as distributions for this purpose. Historically, our distributions have exceeded, and we expect that our distributions will continue to exceed, our REIT taxable income each year. A portion of such distributions may constitute a return of capital.  As a result of the foregoing, our consolidated net worth may decline. We, however, do not believe that consolidated stockholders’ equity is a meaningful reflection of net real estate values.

Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020, and our telephone number is (516) 869-9000.

The Offering

The offering terms are summarized below solely for your convenience. This summary is not a complete description of our Class K preferred stock or the depositary shares representing our Class K preferred stock. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our Class K preferred stock and the depositary shares representing our Class K preferred stock, see the discussion under the caption “Description of Class K Preferred Stock and Depositary Shares” beginning on page S-10 of this prospectus supplement.

Issuer	Kimco Realty Corporation, a Maryland corporation.

Securities Offered

           depositary shares (or             depositary shares depositary shares if the underwriters’ over-allotment option is exercised in full), each representing 1/1000 of a share of     % Class K cumulative redeemable preferred stock.

Price per Depositary Share	$25.00

Ranking

With respect to the payment of dividends and amounts upon liquidation, the Class K preferred stock represented by the depositary shares will rank senior to our common stock and will rank on a parity with respect to our Class H, Class I and Class J preferred stock. Shares of our Class H, our Class I, and our Class J preferred stock are our only outstanding shares of preferred stock. The Class K preferred stock represented by the depositary shares will rank junior to our currently outstanding and any future indebtedness. Additionally, our ability to make payments of dividends and other amounts due on the Class K preferred stock represented by the depositary shares will be structurally subordinated to the debt and other liabilities and any preferred equity of our subsidiaries and joint ventures. This means that creditors and preferred equity holders of our subsidiaries and joint ventures will be paid from the assets of these entities before we receive any cash flow from these entities for use in making payments to holders of depositary shares.

Dividend Rate and Payment Dates

Investors will be entitled to receive cumulative cash dividends on the Class K preferred stock represented by the depositary shares at the rate of      % of the $25,000.00 per share liquidation preference per year, or $      per share of the Class K preferred stock (equal to $      per depositary share). Dividends on the Class K preferred stock will be payable, subject to authorization by our Board of Directors and declaration by us, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (or, if any such date is not a business day, on the next succeeding business day), commencing on April 15, 2013. Any dividend payable on our Class K preferred stock represented by the depositary shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dividends on the Class K preferred stock represented by the depositary shares will be cumulative from, and including, the date of original issue of the depositary shares, which is expected to be December   , 2012.

Dividends on our Class K preferred stock represented by the depositary shares will accumulate even if:

•

any of our agreements prohibit the current payment of dividends;

•

we do not have earnings or funds legally available to pay such dividends; or

•

we do not declare such dividends.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of depositary shares will have a right to receive $25.00 per depositary share, plus any accrued and unpaid dividends (whether or not declared) to, but excluding, the date of payment, before any payments are made to the holders of our common stock or other junior securities.

Optional Redemption / No Maturity

Except in certain circumstances relating to the preservation of our status as a REIT, we may not redeem the Class K preferred stock or the depositary shares representing the Class K preferred stock prior to December    , 2017. On or after December    , 2017, we may, at our option, redeem the Class K preferred stock (and the preferred stock depositary will redeem the number of depositary shares representing the Class K preferred stock redeemed) for cash, in whole or in part, at a redemption price of $25,000.00 per share of the Class K preferred stock (equal to $25.00 per depositary share), plus accrued and unpaid dividends, if any, to, but excluding, the redemption date. The Class K preferred stock and the depositary shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption (except in certain circumstances relating to the preservation of our status as a REIT).

Voting Rights

Holders of the depositary shares representing the Class K preferred stock generally have no voting rights. However, if and whenever dividends payable on the Class K preferred stock are in arrears for six or more dividend periods, whether or not consecutive, holders of the depositary shares representing Class K preferred stock (voting together as a class with holders of the depositary shares representing the Class H, Class I and Class J preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board of Directors until we pay, or declare and set apart for payment, all cumulative dividends on the Class K preferred stock.

Conversion

The Class K preferred stock and the depositary shares representing Class K preferred stock are not convertible into or exchangeable for any other property or securities, except that, in limited circumstances, the Class K preferred stock and the depositary shares representing Class K preferred stock may be automatically converted into Class K excess preferred stock or depositary shares representing Class K excess preferred stock. See “Description of Class K Preferred Stock and Depositary Shares — Restrictions on Ownership.”

Restrictions on Ownership and Transfer

Ownership of more than 9.8% of our outstanding Class K preferred stock or the outstanding depositary shares representing our Class K preferred stock is, subject to certain exceptions, restricted in our Charter in order to preserve our status as a REIT for federal income tax purposes. See “Description of Class K Preferred Stock and Depositary Shares — Restrictions on Ownership” in this prospectus supplement as well as “Description of Preferred Stock — Restrictions on Ownership” in the accompanying prospectus.

Trading

We intend to file an application to list the depositary shares on the NYSE. If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the depositary shares will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $            million, or approximately $            million if the underwriters’ over-allotment option is exercised in full, assuming all such over-allotment shares are sold to retail accounts. We intend to use the net proceeds from this offering for general corporate purposes, including (i) to repay in full the $198.9 million in aggregate principal amount of our 6% Senior Unsecured Notes due November 30, 2012 and (ii) to reduce borrowings under our revolving credit facility maturing in October 2015. Borrowings under our revolving credit facility bear interest at a rate of one-month LIBOR plus 1.05% (1.26% as of September 30, 2012). As of September 30, 2012, we had $14.5 million of outstanding indebtedness under our revolving credit facility. For information concerning certain potential conflicts of interest that may arise from the use of the net proceeds from this offering, see “Use of Proceeds” and “Underwriting (Conflicts of Interest) — Other Relationships” in this prospectus supplement.

Form	The depositary shares will be issued and maintained in book-entry only form registered in the name of the nominee of The Depository Trust Company (“DTC”), except under limited circumstances.

Settlement Date	Delivery of the depositary shares will be made against payment therefor on or about December , 2012.

Risk Factors

Investing in the depositary shares involves risks. Please read the sections entitled “Risk Factors” on page S-5 of this prospectus supplement, “Risk Factors” on page 3 of the accompanying prospectus and “Risk Factors” on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2011, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our depositary shares involves risks. In consultation with your financial and legal advisers, you should carefully consider, among other matters, the risks set forth below, as well as the information under the captions “Risk Factors” beginning on page 3 of the accompanying prospectus and “Risk Factors” beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2011, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in our depositary shares is suitable for you.

The depositary shares are a new issue of securities and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your shares.

The depositary shares, each of which represents a 1/1000 fractional interest in a share of Class K preferred stock, are a new issue of securities with no established trading market. We intend to file an application to list the depositary shares on the NYSE. However, we cannot assure you that the depositary shares will be approved for listing on the NYSE. If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the depositary shares. We cannot assure you that an active trading market on the NYSE for the depositary shares will develop or, even if one develops, will be maintained. As a result, the ability to transfer or sell the depositary shares and any trading price of the depositary shares could be adversely affected. We have been advised by the underwriters that they intend to make a market in the depositary shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

The market value of the depositary shares could be substantially affected by various factors.

As with other publicly traded securities, the trading price of the depositary shares will depend on many factors, which may change from time to time, including:

•

prevailing interest rates, increases in which may have an adverse effect on the trading price of the depositary shares;

•

the market for similar securities issued by REITs;

•

general economic and financial market conditions;

•

our issuance of debt or preferred stock; and

•

our financial condition, liquidity, performance and prospects.

Our future offerings of preferred stock may adversely affect the value of the depositary shares representing our Class K preferred stock.

We may issue additional shares of Class K preferred stock and/or other classes or series of preferred stock. The issuance of additional shares of preferred stock (or depositary shares representing preferred stock) on parity with or senior to our Class K preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up could reduce the amounts we may have available for distribution to holders of the depositary shares representing our Class K preferred stock. None of the provisions relating to our Class K preferred stock or the depositary shares representing our Class K preferred stock contain any provisions affording holders of the depositary shares representing our Class K preferred stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or businesses, that might adversely affect the value of the depositary shares representing our Class K preferred stock.

Our Class K preferred stock and the depositary shares representing our Class K preferred stock are subordinated to our existing and future indebtedness.

Payment of dividends and other amounts due on the depositary shares representing our Class K preferred stock will be subordinated to all of our existing and future consolidated indebtedness. As of September 30, 2012, our total consolidated indebtedness was approximately $4.2 billion. We and our subsidiaries may incur additional indebtedness in the future. The terms of our Class K preferred stock do not limit our ability to incur indebtedness. If we incur significant indebtedness, we may not have sufficient funds to make dividend or liquidation payments on the depositary shares representing our Class K preferred stock. In addition, in connection with our existing and future indebtedness, we may be subject to restrictive covenants or other provisions that may prevent our subsidiaries from distributing to us cash needed for payments on the depositary shares representing our Class K preferred stock or may otherwise limit our ability to make dividend or liquidation payments on the depositary shares representing our Class K preferred stock. Upon liquidation, our obligations to our creditors would rank senior to our obligations to holders of depositary shares representing our Class K preferred stock and would be required to be paid before any payments could be made to holders of the depositary shares representing our Class K preferred stock.

Our ability to make payments of dividends and other amounts due on the depositary shares representing our Class K preferred stock will depend in large part upon our receipt of cash flow from our subsidiaries and joint ventures, and payments on the depositary shares will be structurally subordinated to the debt and other liabilities and any preferred equity of our subsidiaries and joint ventures.

We conduct the substantial majority of our operations through subsidiaries and joint ventures that own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to make payments of dividends and other amounts due on the depositary shares representing our Class K preferred stock will depend in large part upon the cash flow of our subsidiaries and joint ventures and the payment of funds by our subsidiaries and joint ventures to us in the form of loans, dividends or otherwise. Neither our subsidiaries nor our joint ventures are obligated to make funds available to us for payments of amounts due on the depositary shares. In addition, the ability of our subsidiaries and joint ventures to distribute funds to us will depend on their earnings and cash flows, the terms of their financing, business and tax considerations and legal restrictions. As a result, payments of dividends and other amounts due on the depositary shares will be structurally subordinated to the debt and other liabilities and any preferred equity of our subsidiaries and joint ventures (including trade payables). This means that creditors and preferred equity holders of our subsidiaries and joint ventures will be paid from the assets of these entities before we receive any cash flow from these entities for use in making payments to holders of depositary shares. In the event of a bankruptcy, liquidation or dissolution of one of our subsidiaries or joint ventures, that subsidiary or joint venture may not have sufficient assets remaining to make payments to us as a shareholder or otherwise after payment of its liabilities and satisfaction of its obligations relating to any preferred equity. As of September 30, 2012, our consolidated subsidiaries had total indebtedness of approximately $1.1 billion and our unconsolidated joint ventures had total indebtedness of approximately $7.2 billion; as of such date our subsidiaries and joint ventures had no outstanding preferred equity.

Ownership of the Class K preferred stock and the depositary shares representing Class K preferred stock is restricted to help preserve our REIT status.

Ownership of the Class K preferred stock and the depositary shares representing Class K preferred stock is restricted to help preserve our REIT status. The provisions of the Articles Supplementary establishing the terms of the Class K preferred stock provide that, subject to certain exceptions, no holder of Class K preferred stock or depositary shares representing Class K preferred stock may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% of the outstanding Class K preferred stock or depositary shares representing Class K preferred stock. The provisions of the Articles Supplementary also provide that a transfer (i) that, subject to certain exceptions, results in a person actually or constructively owning more than 9.8% of the outstanding Class K preferred stock or depositary shares representing Class K preferred stock or (ii) which would cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be null and void as to the intended transferee, and the intended transferee will acquire no rights or economic interest in those shares of Class K preferred stock or depositary shares representing Class K preferred stock. In addition, the shares of Class K preferred stock or depositary shares representing Class K preferred stock actually or constructively owned by a person in excess of the 9.8% limit (subject to certain exceptions), or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be automatically converted into Class K excess preferred stock or depositary shares representing Class K excess preferred stock, as applicable.

The Class K excess preferred stock and the depositary shares representing Class K excess preferred stock will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares are ultimately transferred (without violating the ownership limit described above). The Class K excess preferred stock and the depositary shares representing Class K excess preferred stock will not be entitled to any dividends or other distributions (except in the case of distributions upon a liquidation), will not be transferable, will not be entitled to voting rights and will be subject to certain other restrictions. For further details on the restrictions on ownership, see “Description of Class K Preferred Stock and Depositary Shares — Restrictions on Ownership” in this prospectus supplement as well as “Description of Preferred Stock — Restrictions on Ownership” in the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and other estimated offering expenses payable by us, will be approximately $             million, or approximately $             million if the underwriters’ over-allotment option is exercised in full. We intend to use the net proceeds from this offering for general corporate purposes, including (i) to repay in full the $198.9 million in aggregate principal amount of our 6% Senior Unsecured Notes due November 30, 2012 and (ii) to reduce borrowings under our revolving credit facility maturing in October 2015. Borrowings under our revolving credit facility bear interest at a rate of one-month LIBOR plus 1.05% (1.26% as of September 30, 2012). As of September 30, 2012, we had $14.5 million of outstanding indebtedness under our revolving credit facility. Affiliates of the underwriters are lenders under our revolving credit facility. Since we intend to use a portion of the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility, these lenders will receive a portion of the net proceeds from this offering through the repayment of such borrowings, which could exceed 5% for any individual affiliate. See “Underwriting (Conflicts of Interest) — Other Relationships” in this prospectus supplement.

RATIOS OF EARNINGS TO TOTAL FIXED CHARGES AND EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Nine Months Ended September 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to total fixed charges	2.1x	2.0x	1.8x	1.3x	2.0x	3.0x
Ratio of earnings to combined fixed charges and preferred stock dividends	1.6x	1.6x	1.5x	1.1x	1.7x	2.8x

Earnings consist of pretax income (loss) from continuing operations before adjustment for noncontrolling interests or income (loss) from equity investees plus interest on indebtedness (excluding capitalized interest), amortization of debt related expenses, the portion of rents representative of an interest factor and distributed income from equity investees. Fixed charges consist of interest on indebtedness (including capitalized interest), amortization of debt related expenses and the portion of rents representative of an interest factor. Preferred stock dividends consist of dividend requirements on outstanding preferred stock during the applicable period.

CAPITALIZATION

The following table sets forth our historical capitalization as of September 30, 2012 and our capitalization on an as adjusted basis to give effect to the completion of this offering and the application of the net proceeds therefrom as described under “Use of Proceeds” in this prospectus supplement as if this offering (assuming no exercise of the underwriters’ over-allotment option) and such use of proceeds occurred on September 30, 2012.

	Historical September 30, 2012		As Adjusted September 30, 2012
(in thousands, except per share data)
Debt:
Notes Payable(1)	$3,145,406	$
Mortgages Payable(1)	1,015,313		1,015,313
Construction Loans Payable(1)	42,935		42,935
Credit Facility(1)	14,537
Total Debt	4,218,191
Stockholders’ Equity:
Preferred Stock, $1.00 par value, authorized 5,791,200 shares (Actual) and shares (As Adjusted)
Class G Preferred Stock, $1.00 par value, authorized 184,000 shares Issued and Outstanding 184,000 shares(2)	184		184
Aggregate Liquidation Preference $460,000
Class H Preferred Stock, $1.00 par value, authorized 70,000 shares Issued and Outstanding 70,000 shares	70		70
Aggregate Liquidation Preference $175,000
Class I Preferred Stock, $1.00 par value, authorized 18,400 shares Issued and Outstanding 16,000 shares	16		16
Aggregate Liquidation Preference $400,000
Class J Preferred Stock, $1.00 par value, 9,000 shares authorized and Issued and Outstanding 9,000 shares	9		9
Aggregate Liquidation Preference $225,000
Class K Preferred Stock, $1.00 par value, zero shares authorized and Issued and Outstanding (Actual); shares authorized and Issued and Outstanding (As Adjusted)(3)	-
Aggregate Liquidation Preference $
Common Stock, $.01 par value, authorized 750,000,000 shares Issued and Outstanding 407,608,794 shares	4,076		4,076
Paid-In Capital	5,938,244
Cumulative Distributions in Excess of Net Income	(813,097)		(813,097)
	5,129,502
Accumulated Other Comprehensive Income	(56,785)		(56,785)
Total Stockholders’ Equity	5,072,717
Total Capitalization	$9,290,908	$

(1)  See Notes 13, 14 and 15 to our Consolidated Financial Statements contained in our 2011 Annual Report on Form 10-K and Notes 10, 11, and 12 to our Consolidated Financial Statements contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are incorporated by reference in this prospectus supplement and the accompanying prospectus for information pertaining to the notes, mortgages and construction loans payable and the credit facility.

(2)

On August 15, 2012, we called for the redemption of all of our outstanding 18,400,000 depositary shares of our 7.75% Class G Cumulative Redeemable Preferred Stock, $1.00 par value per share.  The aggregate redemption amount of $460.0 million, before payment of accrued and unpaid dividends of $8.5 million, was paid on October 10, 2012.

(3)

Assumes no exercise of the underwriters’ over-allotment option.

DESCRIPTION OF CLASS K PREFERRED STOCK AND DEPOSITARY SHARES

Prior to the date of this prospectus supplement, we authorized the issuance of 70,000 shares of 6.90% Class H Cumulative Redeemable Preferred Stock, $1.00 par value per share, 18,400 shares of 6.00% Class I Cumulative Redeemable Preferred Stock, $1.00 par value per share, and 9,000 shares of 5.50% Class J Cumulative Redeemable Preferred Stock, $1.00 par value per share. We also authorized the issuance of 70,000 shares of 6.90% Class H Excess Preferred Stock, $1.00 par value per share, 18,400 shares of Class I Excess Preferred Stock, $1.00 par value per share, and 9,000 shares of Class J Excess Preferred Stock, $1.00 par value per share, which are reserved for issuance upon conversion of certain outstanding, Class H preferred stock, Class I preferred stock, or Class J preferred stock as the case may be, as necessary to preserve our status as a REIT. At September 30, 2012, 184,000 shares of Class G preferred stock, represented by 18,400,000 depositary shares, were outstanding, 70,000 shares of Class H preferred stock, represented by 7,000,000 depositary shares, were outstanding, 16,000 shares of Class I preferred stock, represented by 1,600,000 depositary shares, were outstanding, and 9,000 shares of Class J preferred stock, represented by 9,000,000 depositary shares, were outstanding.  We are authorized to issue up to an additional 5,791,200 shares of Preferred Stock, $1.00 par value per share, in one or more classes or one or more series, with such preferences and rights as will be stated and expressed in the Articles Supplementary establishing the terms of such shares adopted by our Board of Directors under the Maryland General Corporation Law. Out of the 5,791,200 shares of Preferred Stock that we are authorized to issue, we will reclassify              shares as Class K Cumulative Redeemable Preferred Stock and              shares as Class K Excess Preferred Stock.

General

Our Board of Directors, or a duly authorized committee thereof, will adopt a form of Articles Supplementary to our Charter establishing the terms of the Class K preferred stock consisting of               shares, designated      % Class K Cumulative Redeemable Preferred Stock, $1.00 par value per share. When issued, the Class K preferred stock will be validly issued, fully paid and nonassessable. Unless redeemed or otherwise repurchased by us, the Class K preferred stock has a perpetual term with no stated maturity date. The following summary of the terms and provisions of the Class K preferred stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Charter, which includes the Articles Supplementary establishing the Class K preferred stock, which is available from us upon request.

The registrar, transfer agent and dividends disbursing agent for the Class K preferred stock will be Wells Fargo Bank, N.A.

Each depositary share represents a 1/1000 fractional interest in a share of Class K preferred stock. The Class K preferred stock will be deposited with Wells Fargo Bank, N.A., as depositary (referred to herein as the preferred stock depositary), under a deposit agreement between us, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary thereunder. The depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a depositary share will be entitled to all the rights and preferences of a fractional interest in a share of Class K preferred stock (including dividends, voting, redemption and liquidation rights and preferences). See “Description of Depositary Shares” in the accompanying prospectus.

We intend to file an application to list the depositary shares on the NYSE. If such application is approved, trading of the depositary shares on the NYSE is expected to commence within 30 days after the date of initial delivery of the depositary shares. While the underwriters have advised us that they intend to make a market in the depositary shares prior to commencement of any trading on the NYSE, they are under no obligation to do so and no assurance can be given that a market for the depositary shares will develop prior to commencement of trading or, if developed, will be maintained.

Ranking

With respect to the payment of dividends and distribution of our assets and rights upon liquidation, dissolution or winding up, the Class K preferred stock will rank (i) senior to our common stock and to all other equity securities that, by their terms, rank junior to the Class K preferred stock, (ii) on a parity with all equity securities issued by us other than those referred to in clause (i) or clause (iii), including our outstanding Class H, Class I and Class J preferred stock, and (iii) junior to all equity securities issued by us whose senior ranking is consented to by holders of at least two-thirds of the shares of the Class K preferred stock outstanding at the time. For these purposes, the term “equity securities” does not include convertible debt securities. We currently have no equity securities outstanding senior to the Class K preferred stock.

Dividends

Holders of the Class K preferred stock shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of assets legally available for payment, cumulative cash dividends at the rate of      % of the $25,000.00 liquidation preference per year (equivalent to an annual rate of $             per depositary share). Dividends on the

Class K preferred stock shall accrue and be cumulative from, and including, the date of original issue and shall be payable, subject to authorization by our Board of Directors and declaration by us, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2013, or, if any such date is not a business day, the succeeding business day. Dividends payable on the Class K preferred stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. The preferred stock depositary will distribute cash dividends received in respect of the Class K preferred stock to the record holders of the depositary receipts as of the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable dividend payment date falls or such other date fixed by our Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the dividend payment date.

No full dividends shall be authorized or paid or set apart for payment on any class or series of equity securities ranking, as to dividends, on a parity with or junior to our Class K preferred stock unless full cumulative dividends have been or contemporaneously are authorized and paid or a sum sufficient for the payment thereof set apart for that payment on the Class K preferred stock for all past dividend periods and the then current dividend period.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) on the Class K preferred stock and any other class or series of equity securities ranking on a parity as to dividends with the Class K preferred stock, all dividends declared upon the Class K preferred stock and any other such equity securities shall be declared pro rata so that the amount of dividends declared per share on the Class K preferred stock and all other such equity securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Class K preferred stock and all other such equity securities bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Class K preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current period, then no dividends (other than in the form of our common stock or any of our other equity securities ranking junior to the Class K preferred stock as to dividends and upon our liquidation, dissolution or winding up) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class K preferred stock as to dividends or upon liquidation, dissolution or winding up, nor shall any common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class K preferred stock as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such equity securities) by us (except by conversion into or exchange for other of our equity securities ranking junior to the Class K preferred stock as to dividends and upon our liquidation, dissolution or winding up).

No dividends on the Class K preferred stock shall be authorized by our Board of Directors or be paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, declaration, payment or setting apart for payment or provides that the authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if the declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Class K preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of the dividends and whether or not the dividends are authorized or declared. Accrued but unpaid dividends on the Class K preferred stock will not bear interest and holders of the Class K preferred stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

Any dividend payment made on the Class K preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares which remains payable.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of our affairs, the holders of the Class K preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders liquidating distributions in cash or property at its fair market value as determined by our Board of Directors in the amount of a liquidation preference of $25,000.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to all accrued and unpaid dividends to, but excluding, the date of the liquidation, dissolution or winding up, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of equity securities issued by us ranking junior to our Class K preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Class K preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or as part of a series of transactions, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Class K preferred stock and the corresponding amounts payable on all other classes or series of equity securities issued by us ranking on a parity with the Class K preferred stock as to liquidation rights, then the holders of the depositary shares representing the Class K preferred stock and all other classes or series of equity securities issued by us ranking on a parity with the Class K preferred stock as to liquidation rights, including all other preferred stock, shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Optional Redemption

Shares of Class K preferred stock are not redeemable prior to December    , 2017. On or after December    , 2017, we may redeem, at our option upon not less than 30 nor more than 60 days’ written notice, the Class K preferred stock (and the preferred stock depositary will redeem the number of depositary shares representing the Class K preferred stock so redeemed), in whole or in part, at any time or from time to time, for cash at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends thereon, if any, to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Class K preferred stock and depositary shares are to be redeemed, the shares of Class K preferred stock and depositary shares to be redeemed will be determined pro rata (as nearly as practicable without creating fractional shares) or in such other equitable manner prescribed by our Board of Directors that will not result in a violation of the restrictions specified below under “ — Restrictions on Ownership” or by the rules and procedures of DTC. In addition, we may redeem shares of Class K preferred stock at any time in certain circumstances relating to the maintenance of our ability to qualify as a REIT for federal income tax purposes.

We will give the preferred stock depositary prior written notice of redemption of the deposited Class K preferred stock. A similar notice will be mailed by the preferred stock depositary, postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption of the Class K preferred stock and the depositary shares, addressed to the respective holders of depositary shares to be redeemed at their respective addresses shown on the records of the preferred stock depositary. The notice of redemption may be contingent on the occurrence of a future event. No failure to give notice or any defect of the notice or in the mailing of the notice shall affect the validity of the proceedings for the redemption of any shares of Class K preferred stock except as to the holder to whom notice was defective or not given. Each notice shall state:

•

the date fixed for redemption of the Class K preferred stock and the depositary shares;

•

the redemption price;

•

the number of shares of Class K preferred stock and the number of depositary shares to be redeemed;

•

the place or places where certificates representing the Class K preferred stock and the depositary receipts are to be surrendered for payment of the redemption price; and

•

that dividends on the shares to be redeemed will cease to accrue on the redemption date.

The notice mailed to each holder shall also specify the number of shares of Class K preferred stock and depositary shares to be redeemed from each holder.

On or after the redemption date, each holder of Class K preferred stock to be redeemed must present and surrender the certificates representing the Class K preferred stock at the place designated in the redemption notice and then the redemption price of such Class K preferred stock and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such certificates and each surrendered certificate will be canceled. Similarly, on or after the redemption date, each holder of depositary receipts representing depositary shares to be redeemed must present and surrender the depositary receipts representing depositary shares at the place designated in the redemption notice and then the redemption price of such depositary shares and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such depositary receipts and each surrendered depositary receipt will be canceled. In the event that fewer than all the shares of Class K preferred stock or depositary shares represented by any certificate or depositary receipt are to be redeemed, a new certificate or depositary receipt will be issued representing the unredeemed shares of preferred stock or depositary shares, as the case may be.

At our election, we may, prior to the redemption date, irrevocably deposit cash in an amount equal to the redemption price (including accrued and unpaid dividends) of the Class K preferred stock called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Class K preferred stock and depositary shares to be redeemed will:

•

specify the office of such bank or trust company as the place of payment of the redemption price; and

•

call upon such holders to surrender the certificates or depositary receipts, as the case may be, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date). Any moneys deposited which remain unclaimed at the end of two years after the redemption date will be returned to us by such bank or trust company.

The holders of depositary shares at the close of business on a record date of any dividend will be entitled to receive the dividend payable with respect to the Class K preferred stock represented thereby on the corresponding payment date notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Class K preferred stock to be redeemed.

If notice of redemption of any shares of Class K preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of Class K preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of Class K preferred stock, those shares of Class K preferred stock will no longer be deemed outstanding and such shares will not thereafter be transferred (except with our consent) on our books and all rights of the holders of those shares will terminate, except the right to receive the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date).

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of Class K preferred stock have been paid or declared and a sum sufficient for the payment set apart for payment for all past dividend periods and the then current dividend period, no shares of Class K preferred stock or depositary shares representing Class K preferred stock will be redeemed unless all outstanding shares of Class K preferred stock and depositary shares representing Class K preferred stock are simultaneously redeemed. Unless full cumulative dividends on all outstanding Class K preferred stock and depositary shares representing Class K preferred stock have been paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we will not purchase or otherwise acquire, directly or indirectly, any shares of Class K preferred stock or depositary shares representing Class K preferred stock (except by conversion into or exchange for equity securities ranking junior to the Class K preferred stock as to dividend and liquidation rights). However, the foregoing will not prevent the purchase or acquisition of shares of Class K preferred stock or depositary shares representing Class K preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class K preferred stock and depositary shares representing Class K preferred stock.

The Class K preferred stock and the depositary shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions (except in connection with the preservation of our REIT status).

Voting Rights

Except as indicated below or in the accompanying prospectus, the holders of the depositary shares representing the Class K preferred stock will have no voting rights. On any matter on which the Class K preferred stock is entitled to vote, each share of Class K preferred stock shall be entitled to one thousand votes. As a result, each depositary share will be entitled to one vote on each matter for which the holders of shares of Class K preferred stock are entitled to vote.

If and whenever dividends payable on the Class K preferred stock are in arrears for six or more dividend periods, whether or not consecutive, holders of the depositary shares representing the Class K preferred stock (voting together as a class with holders of the depositary shares representing the Class H preferred stock, the Class I preferred stock and the Class J preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board of Directors until we pay all cumulative dividends on the Class K preferred stock or declare such dividends and set apart for payment a sum sufficient for the payment thereof.

So long as any depositary shares representing Class K preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the depositary shares representing the Class K preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the holders of the depositary shares representing the Class K preferred stock voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities issued by us that rank senior to Class K preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up, or reclassify any of our authorized stock into such equity securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the holders of the depositary shares representing Class K preferred stock; except that (1) with respect to the occurrence of any of the events described in (ii) above, so long as the Class K preferred stock remains outstanding with the terms of the Class K preferred stock materially unchanged or is converted into a security in another entity with the terms materially unchanged, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of the depositary shares representing Class K preferred stock and (2) (A) any increase in the amount of the authorized shares of Class K preferred stock or the authorization or issuance of any other class or series of equity securities or (B) any increase in the number of authorized shares of Class K preferred stock or any other class or series of equity securities, in each case ranking on a parity with or junior to the Class K preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Class K preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion

The Class K preferred stock and the depositary shares representing Class K preferred stock are not convertible into or exchangeable for any other property or securities, except that, in limited circumstances, the Class K preferred stock and the depositary shares representing Class K preferred stock may be automatically converted into Class K excess preferred stock or depositary shares representing Class K excess preferred stock, as applicable. See “ — Restrictions on Ownership.”

Stockholder Liability

Applicable Maryland law provides that no stockholder, including holders of Class K preferred stock and holders of depositary shares representing Class K preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for such acts or obligations.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% or more owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code.

To assist us in preserving our status as a REIT under the Code, the Articles Supplementary provide that, subject to certain exceptions, no holder of Class K preferred stock or depositary shares representing Class K preferred stock may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% of the outstanding Class K preferred stock or depositary shares representing Class K preferred stock. The provisions of the Articles Supplementary also provide that a transfer of our Class K preferred stock or depositary shares representing Class K preferred stock, as the case may be, (i) that, subject to certain exceptions, results in  a person actually or constructively owning more than 9.8% of the outstanding Class K preferred stock or depositary shares representing Class K preferred stock, as the case may be, or (ii) which would cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be null and void as to the intended transferee, and the intended transferee will acquire no rights or economic interest in those shares of Class K preferred stock or depositary shares representing Class K preferred stock, as the case may be. In addition, the shares of Class K preferred stock or depositary shares representing Class K preferred stock actually or constructively owned by a person in excess of the 9.8% limit (subject to certain exceptions), or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will be automatically converted into Class K excess preferred stock or depositary shares representing Class K excess preferred stock, as applicable.

The Class K excess preferred stock and the depositary shares representing Class K excess preferred stock will be transferred, by operation of law, to us as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares are ultimately transferred (without violating the ownership limit described above). The shares of Class K excess preferred stock will not be entitled to any dividends or other distributions, except in the case of distributions upon a liquidation. In addition, the shares of Class K excess preferred stock will not be transferable, will not be entitled to voting rights and will be subject to certain other restrictions. The shares of Class K excess preferred stock will be registered in the form of depositary shares with each depositary share representing a 1/1000 fractional interest in a share of Class K excess preferred stock. For further details on the restrictions on ownership, see “Description of Preferred Stock — Restrictions on Ownership” in the accompanying prospectus.

Book-Entry System

The depositary shares will be issued as global securities. DTC will be the depository with respect to the depositary shares. The depositary shares will be issued as fully registered securities in the name of Cede & Co., DTC’s partnership nominee, and will be deposited with DTC. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the depositary shares. The participant would then keep a record of its clients who purchased the depositary shares. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

The depositary shares will be in book-entry only form, and we will not deliver securities in certificated form to individual purchasers of the depositary shares, and no person owning a beneficial interest in a global security will be treated as a holder of such global security for any purpose. Accordingly, owners of such beneficial interests must rely on the procedures of DTC and the participant through which such person owns its interest in order to exercise any rights of a holder under such global security. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security.

DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing corporation” registered under Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants’ accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

Other organizations, such as securities brokers and dealers, banks and trust companies that work through a Direct Participant, also use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

A number of Direct Participants, together with the NYSE and the Financial Industry Regulatory Authority, own DTC.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry depositary shares within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

We will wire dividend and redemption payments to DTC’s nominee. We will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay any amounts in respect of the depositary shares to owners of beneficial interests in the global securities.

It is DTC’s current practice, when it receives any dividend or redemption payment, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Customary practices between the participants and owners of beneficial interests, as in the case with securities held for the account of customers registered in “street name,” will govern payments by participants to owners of beneficial interests in the global securities, and voting by participants. However, these payments will be the responsibility of the participants and not of DTC or us.

Depositary shares represented by a global security will be exchangeable for depositary shares in certificated form with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depository within 90 days; or

•

we determine at any time that all depositary shares shall no longer be represented by a global security.

DTC’s ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC’s participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others.

DTC may discontinue providing its services as securities depository with respect to global securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, securities in certificated form are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, securities in certificated form will be printed and delivered.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3 (File No. 333-180833), which we refer to as the Registration Statement. This summary is for general information only and is not tax advice.

The following is a supplement to, and should be read together with, the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Our Company” in the Registration Statement.

Proposed Treasury Regulations Regarding Certain Asset Dispositions

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then as described in the accompanying prospectus under the heading “—Taxation of Our Company—General,” we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation refrains from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

The IRS has issued Proposed Treasury Regulations which would exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code. These Proposed Treasury Regulations will not be effective unless they are issued in final form, and as of the date of this prospectus supplement, it is not possible to determine whether the Proposed Treasury Regulations will be finalized in their current form or at all.

The following discussion supersedes the first three paragraphs in the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Our Company—Annual Distribution Requirements” in the accompanying prospectus.

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•

90% of our “REIT taxable income”; and

•

90% of our after tax net income, if any, from foreclosure property; minus

•

the excess of the sum of specified items of our non-cash income over 5% of our “REIT taxable income” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveling of stepped rents, original issue discount, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset. See “Proposed Treasury Regulations Regarding Certain Asset Dispositions” above.

The following discussion should replace, in its entirety, the discussion under the heading “Foreign Accounts” in the accompanying prospectus.

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012 (other than interest payments made on certain debt securities discussed below), the IRS has issued Proposed Treasury Regulations and subsequent guidance providing that the withholding provisions described above will generally apply to payments of dividends or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. In addition, although these rules currently would apply to debt securities issued after March 18, 2012, the Proposed Treasury Regulations indicate that this withholding tax would not apply to debt securities outstanding on January 1, 2013 (and not materially modified after December 31, 2012).

The Proposed Treasury Regulations and related guidance described above will not be effective until final regulations are issued. Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in the underwriting agreement and related terms agreement, each dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, UBS Securities LLC and Citigroup Global Markets Inc. are acting as joint book-running managers, and each of the underwriters has severally agreed to purchase from us, the respective number of depositary shares set forth after its name below.

Underwriters	Number of Depositary Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
UBS Securities LLC
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Piper Jaffray & Co.
Raymond James & Associates, Inc.
Total

The obligations of the underwriters are subject to certain conditions. The underwriters must purchase all of the depositary shares offered hereby (other than those covered by the underwriters’ over-allotment option) if any are purchased.

The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the depositary shares, and other conditions contained in the underwriting agreement and related terms agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us that they propose initially to offer the depositary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $           per share sold to retail accounts and $           per share sold to institutional accounts. The underwriters may allow, and these dealers may re-allow, a concession of not more than $           per share to other dealers. After the initial offering, the public offering price and other selling terms may be changed.

We have granted to the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to        additional depositary shares at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the depositary shares offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional depositary shares as the number of depositary shares to be purchased by it in the above table bears to the            depositary shares offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional depositary shares to the underwriters to the extent the option is exercised. If any additional depositary shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the            depositary shares are being offered.

We will pay an underwriting discount equal to           % of the public offering price of $25.00 per depositary share for each depositary share sold to retail accounts and an underwriting discount equal to           % of the public offering price of $25.00 per depositary share for each depositary share sold to institutional accounts. The following table sets forth the total underwriting discount that we are to pay to the underwriters in connection with this offering, assuming no exercise and full exercise of the underwriters’ over-allotment option, based on the initial distribution of the depositary shares sold to retail and institutional accounts and, with respect to the over-allotment depositary shares, assuming that all such shares are sold to retail accounts.

		Without Over-Allotment Option			With Over-Allotment Option
Per Depositary Share			$(1)			$(1)
Total	$			$

(1)   The underwriting discount will equal $           per depositary share for each depositary share sold to retail accounts and $      per depositary share for each depositary share sold to institutional accounts.

We estimate that the total expenses related to this offering, excluding the underwriting discount, will be approximately $600,000 and are payable by us.

Until the distribution of the depositary shares is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase depositary shares. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the market price of the depositary shares.

The underwriters may over-allot the depositary shares in connection with this offering, thus creating a short position for their own account. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are committed to purchase in this offering. A short position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional depositary shares as described above. The underwriters must close out any short position by either exercising their over-allotment option or purchasing depositary shares in the open market. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market as compared to the price at which they may purchase depositary shares from us through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position may be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

Accordingly, to cover these short sale positions or to stabilize the market price of the depositary shares, the underwriters may bid for, and purchase, depositary shares in the open market. These transactions may be effected on the NYSE or otherwise. Additionally, a representative, on behalf of the underwriters, may also reclaim selling concessions allowed to another underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our depositary shares may have the effect of raising or maintaining the market price of our depositary shares or preventing or mitigating a decline in the market price of our depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market. No representation is made as to the magnitude or effect of any such stabilization or other activities. The underwriters are not required to engage in these activities and, if commenced, may discontinue any of these activities at any time.

We intend to file an application to list the depositary shares on the NYSE. If the application is approved, trading of the depositary shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the depositary shares, however, and if they begin to make a market they may cease market-making activities at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect thereof.

We expect that delivery of the depositary shares will be made against payment therefor on or about December    , 2012, which will be the seventh business day following the date of this prospectus supplement. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares before the fourth business day following the date of this prospectus supplement (or December   , 2012) will be required, by virtue of the fact that any such trade would otherwise settle before the close of this offering, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisor with respect to these matters.

Other Relationships

In the ordinary course of their business, the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking and investment banking transactions with us for which they have received or will receive customary fees and expense reimbursements. In addition, we have joint venture investments with an affiliate of UBS Securities LLC in which we have non-controlling interests ranging from 15% to 20%.

Affiliates of the underwriters are lenders under our revolving credit facility maturing in October 2015. Since we intend to use a portion of the net proceeds from this offering to reduce borrowings outstanding under our revolving credit facility, these lenders will receive a portion of the net proceeds from this offering through the repayment of such borrowings, which could exceed 5% for any individual affiliate. In addition, certain of the underwriters or their affiliates, including UBS Securities LLC, hold or may hold interests in the 6% Senior Unsecured Notes due November 30, 2012 being repaid with the net proceeds from this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies.  Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby.  The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instruments.

LEGAL MATTERS

Latham & Watkins LLP, New York, New York, will pass upon certain matters relating to this offering for us. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters. Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law. Latham & Watkins LLP and Sidley Austin LLP may rely upon Venable LLP with respect to matters governed by Maryland law. Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

KIMCO REALTY CORPORATION
Debt Securities, Preferred Stock,
Depositary Shares, Common Stock and Common Stock Warrants

We may from time to time offer the following securities on terms to be determined at the time of the offering:

•

Unsecured Senior Debt Securities;

•

Shares or Fractional Shares of Preferred Stock, par value $1.00 per share;

•

Depositary Shares representing Shares of Preferred Stock;

•

Shares of Common Stock, par value $.01 per share; and

•

Warrants to Purchase Common Stock.

Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “KIM.”  We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE.  We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market.  If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.

Our debt securities, preferred stock, depositary shares representing shares of preferred stock, common stock and common stock warrants may be offered separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be set forth in a supplement to this prospectus.  When we offer securities, we will provide specific terms of such securities in supplements to this prospectus.

In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes.

The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers.  If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.

Investing in our securities involves risks.  See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete and any representation to the contrary is a criminal offense.

The date of this Prospectus is April 19, 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or in any prospectus supplement or in the documents incorporated herein and therein is accurate as of any date other than the date of this prospectus or such other documents, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in liquidity, this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

i

When used in this prospectus, “the Company,” “we,” “us,” or “our” refers to Kimco Realty Corporation and its direct and indirect subsidiaries on a consolidated basis.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.”  Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  A prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information” before considering an investment in the securities offered by that prospectus supplement.

WHERE CAN YOU FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549.  Please call l-800-SEC-0330 for further information on the operations at the public reference room.  Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto.  For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), with the SEC and are incorporated by reference in this prospectus:

•

Annual Report on Form 10-K for the year ended December 31, 2011 (including information specifically incorporated by reference therein from our Definitive Proxy Statement for our 2012 Annual Meeting);

•

Current Reports on Form 8-K filed on January 18, 2012; January 19, 2012; February 29, 2012; and March 13, 2012;

•

Definitive Proxy Statement on Schedule 14A filed on March 20, 2012;

•

The description of the Class F Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A (File No. 001-10889), filed on June 3, 2003, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•

The description of the Class G Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A12B (File No. 001-10899), filed on October 9, 2007, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•

The description of the Class H Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A12B (File No. 001-10899), filed on August 24, 2010, including any subsequently filed amendments and reports filed for the purpose of updating the description; and

•

The description of the Class I Preferred Stock and Depositary Shares contained in our Registration Statement on Form 8-A12B (File No. 001-10899), filed on March 13, 2012, including any subsequently filed amendments and reports filed for the purpose of updating the description.

We are also incorporating by reference into this prospectus all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus and the accompanying prospectus supplement.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus.  To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request.  Requests should be directed to our Secretary, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 (telephone number: (516) 869-9000).  You may also obtain copies of these filings, at no cost, by accessing our website at http://www.kimcorealty.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with other statements and information we publicly disseminate, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements.  Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates, (vii) the availability of suitable acquisition and disposition opportunities, (viii) valuation of joint venture investments, (ix) valuation of marketable securities and other investments, (x) increases in operating costs, (xi) changes in the dividend policy for the Company’s common stock, (xii) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiii) impairment charges and (xiv) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity.  Accordingly, there is no assurance that our expectations will be realized.

We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made.  Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

THE COMPANY

Overview

Kimco Realty Corporation is one of the nation’s largest publicly-traded owners and operators of neighborhood and community shopping centers.  As of December 31, 2011, the Company had interests in 946 shopping center properties, aggregating 138.1 million square feet of gross leasable area (“GLA”), and 845 other property interests, primarily through the Company’s preferred equity investments, other real estate investments and non-retail properties, totaling approximately 34.1 million square feet of GLA, for a grand total of 1,791 properties aggregating 172.2 million square feet of GLA, located in 44 states, Puerto Rico, Canada, Mexico, Chile, Brazil and Peru.

The Company is self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for over 50 years.  The executive officers are engaged in the day-to-day management and operation of real estate exclusively with the Company, with nearly all operating functions, including leasing, asset management, maintenance, construction, legal, finance and accounting administered by the Company.

The Company’s vision is to be the premier owner and operator of shopping centers with its core business operations focusing on owning and operating neighborhood and community shopping centers through investments in North America.

We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).  We have not engaged, nor do we expect to retain, any REIT advisors in connection with the operation of our properties.  Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, asset management, maintenance, construction, legal, finance and accounting.  Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our net taxable income, excluding capital gains, each year.  Dividends on any preferred stock issued by us are included as distributions for this purpose.

RISK FACTORS

You should carefully consider the risks and uncertainties incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange, as well as the risk factors set forth below and all of the information set forth in this prospectus and any accompanying prospectus supplement before investing in our securities.

Anti-takeover Effect of Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.  In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

Subject to the exceptions specified in our charter, no holder may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of our common stock or any currently authorized and outstanding class of our preferred stock.  Our charter also contains restrictions relating to ownership of our shares which would cause our shares to be beneficially owned by less than 100 persons, cause us to be “closely held” within the meaning of the Code or otherwise result in our failure to qualify as a REIT.  See “Description of Common Stock – Restrictions on Ownership” and “Description of Preferred Stock – Restrictions on Ownership.”  These ownership limits and other provisions restricting the ownership our common stock and preferred stock could delay or prevent a transaction or a change in control of the Company that might involve a premium price for the stock or otherwise be in the best interest of the stockholders.

We could classify and reclassify unissued preferred stock and issue stock without stockholder approval.

Our board of directors has the power under our charter to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. Although our board of directors has no such intention at the present time, it could establish a class or series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our securities or that our stockholders otherwise believe to be in their best interests.

Certain provisions of Maryland law could inhibit changes in control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that our stockholders otherwise believe to be in their best interests.

Certain provisions of the Maryland General Corporation Law, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interest of our stockholders, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose fair price and/or supermajority and stockholder voting requirements on these combinations; and

•

“control share” provisions that provide that “control shares” of our company (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

We have not elected to opt-out of the business combination provisions of the Maryland General Corporation Law.  As permitted by the Maryland General Corporation Law, we have elected, pursuant to a provision in our bylaws, to exempt any acquisition of our stock from the control share provisions of the Maryland General Corporation Law. However, our board of directors may by amendment to our bylaws opt into the control share provisions of the Maryland General Corporation Law at any time in the future.

Certain provisions of the Maryland General Corporation Law permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain corporate governance provisions, some of which (for example, a classified board) are not currently applicable to us. These provisions may have the effect of limiting or precluding a third party from making an unsolicited acquisition proposal for us or of delaying, deferring or preventing a change in control of us under circumstances that otherwise could be in the best interest of our stockholders.  See “Provisions of Maryland Law and Our Charter and Bylaws.”

Our rights and the rights of our stockholders to take action against our directors and officers are limited.

Our charter eliminates the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•

actual receipt of an improper benefit or profit in money, property or services; or

•

a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter authorizes us to obligate Kimco, and our bylaws require Kimco, to indemnify our directors and officers for actions taken by them in those and certain other capacities to the maximum extent permitted by Maryland law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. See “Provisions of Maryland Law and Our Charter and Bylaws.”

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would become subject to federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on the total return to our stockholders.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of neighborhood and community shopping centers as suitable opportunities arise, the expansion and improvement of certain properties in our portfolio, or the repayment or refinancing of indebtedness outstanding at that time including the repayment or reduction of indebtedness on our outstanding line of credit which may be re-borrowed at a later time.  The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among others, the impact of such refinancing on our interest coverage, debt-to-capital ratio, liquidity and earnings per share.  If we identify any specific use for the net proceeds from the sale of securities, we will describe such use in the accompanying prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

All periods presented below have been adjusted to reflect the impact of operating properties sold and classified as discontinued operations during the year ended December 31, 2011 and for properties classified as held for sale as of December 31, 2011, in accordance with the Financial Accounting Standards Board’s (“FASB”) Property, Plant and Equipment guidance.

Our ratios of earnings to fixed charges for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 were 2.0, 1.8, 1.3, 2.0 and 3.0, respectively.  Our ratios of earnings to combined fixed charges and preferred stock dividend requirements for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 were 1.6, 1.5, 1.1, 1.7 and 2.8, respectively.

For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest), amortization of capitalized interest and distributed income of equity investees to pre-tax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income/loss from unconsolidated partnerships.  Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of debt discounts and issue costs, whether expensed or capitalized.

DESCRIPTION OF DEBT SECURITIES

Our unsecured senior debt securities are to be issued under an indenture, dated as of September 1, 1993, as amended by the first supplemental indenture, dated as of August 4, 1994, the second supplemental indenture, dated as of April 7, 1995, the third supplemental indenture, dated as of June 2, 2006, the fourth supplemental indenture, dated as of April 26, 2007, the fifth supplemental indenture, dated as of September 24, 2009, and as further amended or supplemented from time to time, between us and The Bank of New York Mellon (successor by merger to IBJ Schroder Bank & Trust Company), as trustee.  The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 101 Barclay Street, 8th Floor, New York, New York 10286 or as described above under “Where You Can Find More Information.”  The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.  The statements made hereunder relating to the indenture and the debt securities to be issued thereunder are summaries of some of the provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the debt securities.  All section references appearing herein are to sections of the indenture.

General

The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.  The indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the indenture.  All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of that series (Section 301).

The indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities.  Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 608).  In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information, where applicable:

(1)

the title and series designation of those debt securities;

(2)

the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3)

if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities which is convertible into our common stock or our preferred stock, or the method by which any portion shall be determined;

(4)

if convertible, any applicable limitations on the ownership or transferability of our common stock or our preferred stock into which those debt securities are convertible which exist to preserve our status as a REIT;

(5)

the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

(6)

the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(7)

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for the interest payment dates, or the method by which that date shall be determined, the person to whom that interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

the place or places where (a) the principal of (and premium, if any) and interest, if any, on those debt securities will be payable, (b) those debt securities may be surrendered for conversion or registration of transfer or exchange and (c) notices or demands to or upon us in respect of those debt securities and the indenture may be served;

(9)

the period or periods within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option, if we are to have that option;

(10)

our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(11)

if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13)

any additions to, modifications of or deletions from the terms of those debt securities with respect to the events of default or covenants set forth in the indenture;

(14)

whether those debt securities will be issued in certificated or book-entry form or both;

(15)

whether those debt securities will be in registered or bearer form and, if in registered form, their denominations if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, their denominations and the terms and conditions relating thereto;

(16)

the applicability, if any, of the defeasance and covenant defeasance provisions of article fourteen of the indenture;

(17)

if those debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for those debt securities to be authenticated and delivered;

(18)

the terms, if any, upon which those debt securities may be convertible into our common stock or our preferred stock and the terms and conditions upon which that conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(19)

whether and under what circumstances we will pay additional amounts as contemplated in the indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making such payment; and

(20)

any other terms of those debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of their maturity.  We refer to this type of debt securities as original issue discount securities.  Any material or applicable special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as described under “Merger, Consolidation or Sale,” the indenture does not contain any other provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)

a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)

a change of control, or

(3)

a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of our debt securities.

Furthermore, subject to the limitations set forth under “Merger, Consolidation or Sale,” we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation involving us, that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the debt securities.  In addition, restrictions on ownership and transfers of our common stock and our preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control.  You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

A significant number of our properties are owned through our subsidiaries or joint ventures.  Therefore, our rights and those of our creditors, including holders of debt securities, to participate in the assets of those subsidiaries or joint ventures upon the liquidation or recapitalization of those subsidiaries or joint ventures or otherwise will be subject to the prior claims of those entities respective creditors (except to the extent that our claims as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000 (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, initially located at 101 Barclay Street, 8th Floor, New York, New York 10286, provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder of that debt security on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holder of that debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the corporate trust office of the trustee.  In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the trustee.  Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer.  No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of debt securities (Section 305).  If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series.  We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee shall be required to:

(1)

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)

register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3)

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder of that debt security, except the portion, if any, of that debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

(1)

either we shall be the continuing corporation, or the successor corporation (if other than us) formed by or resulting from that consolidation or merger or which shall have received the transfer of our assets, shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2)

immediately after giving effect to that transaction and treating any indebtedness which becomes an obligation of ours or of any of our subsidiaries as a result thereof as having been incurred by us or that subsidiary at the time of that transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3)

an officer’s certificate and legal opinion covering the above conditions shall be delivered to the trustee (Sections 801 and 803).

Certain Covenants

Existence.  Except as permitted under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1006).

Maintenance of Properties.  We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, all as in the board’s judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our respective properties in the ordinary course of business (Section 1007).

Insurance.  We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least in an amount equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A: VIII in Best’s Key Rating Guide (Section 1008).

Payment of Taxes and Other Claims.  We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

(1)

all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries, and

(2)

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, we will, to the extent permitted under the Securities Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were so subject, those documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file those documents if we were so subject.  We will also in any event:

(1)   within 15 days of each date by which we would have been required to file those documents with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act:

a.

transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders of debt securities, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to those Sections, and

b.

file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to those Sections, and

(2)   if filing those documents by us with the SEC is not permitted under the Securities Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder of debt securities (Section 1010).

Events of Default, Notice and Waiver

The indenture provides that the following events are events of default with respect to any series of debt securities issued thereunder:

(1)

default for 30 days in the payment of any installment of interest on any debt security of that series;

(2)

default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3)

default in making any sinking fund payment as required for any debt security of that series;

(4)

default in the performance of any of our other covenants contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the indenture;

(5)

default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of our indebtedness or any mortgage, indenture or other instrument under which indebtedness is issued or by which that indebtedness is secured, that default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or that acceleration is not rescinded or annulled;

(6)

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours or any of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act) or either of our properties; and

(7)

any other event of default provided with respect to a particular series of debt securities (Section 501).

If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in all of those cases the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders of debt securities).  However, at any time after a declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) may rescind and annul that declaration and its consequences if:

(1)

we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee, and

(2)

all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of that series (or of all debt securities then outstanding under the indenture, as the case may be) have been cured or waived as provided in the indenture (Section 502).  The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default:

a.

in the payment of the principal of (or premium, if any) or interest on any debt security of that series, or

b.

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee is required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if the responsible officers of the trustee consider that withholding to be in the interest of those holders of debt securities (Section 601).

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it (Section 507).  This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity satisfactory to it (Section 602).  The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee.  However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of those series not joining therein (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each of those defaults and the nature and status thereof (Section 1011).

Modification

Modifications and amendments of the indenture and debt securities may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by such modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each of the debt securities affected thereby,

(1)

change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

(2)

reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

(3)

change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

(4)

impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(5)

reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

(6)

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with some of the covenants in the indenture (Section 1013).

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1)

to evidence the succession of another person to us as obligor under the indenture;

(2)

to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

(3)

to add events of default for the benefit of the holders of all or any series of debt securities;

(4)

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize some of the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5)

to change or eliminate any provisions of the indenture, provided that any of those changes or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of that provision;

(6)

to secure the debt securities;

(7)

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of those debt securities into our common stock or our preferred stock;

(8)

to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)

to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(10)

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of those debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities,

(1)

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of that determination upon declaration of acceleration of the maturity thereof,

(2)

the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. Dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. Dollar equivalent on the issue date of that debt security of the amount determined as provided in (1) above),

(3)

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to Section 301 of the indenture, and

(4)

debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of that other obligor shall be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501).  A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any of those cases upon notice given as provided in the indenture (Section 1502).  Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series.  Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series.  The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1)

there shall be no minimum quorum requirement for that meeting, and

(2)

the principal amount of the outstanding debt securities of that series that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of that deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

The indenture provides that, if the provisions of article fourteen of the indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the indenture, we may elect either:

(1)

to defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities and the obligations to register the transfer or exchange of those debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of those debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

(2)

to be released from its obligations with respect to those debt securities under Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (being the restrictions described under “Certain Covenants”) or, if provided pursuant to Section 301 of the indenture, its obligations with respect to any other covenant, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

That type of trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance or covenant defeasance had not occurred, and that opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1404).

“Government Obligations” means securities which are:

(1)

direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

(2)

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or that government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or that other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to that Government Obligation or a specific payment of interest on or principal of that Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt (Section 101).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations or both to effect defeasance or covenant defeasance with respect to debt securities of any series,

(1)

the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 301 of the indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

(2)

a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of that election or cessation of usage based on the applicable market exchange rate (Section 1405).  “Conversion Event” means the cessation of use of:

(1)

a currency, currency unit or composite currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

(2)

the European Currency Unit, or ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

(3)

any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. Dollars (Section 101).

In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to Sections 1004 to 1010, inclusive, and Section 1014 of the indenture (which Sections would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from that event of default.  However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting that defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into other debt securities, our common stock or our preferred stock will be set forth in the applicable prospectus supplement relating thereto.  Those terms will include whether those debt securities are convertible into other debt securities, our common stock or our preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those debt securities.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 750,000,000 shares of common stock, par value $.01 per share, and 384,046,000 shares of excess stock, par value $.01 per share.  At March 2, 2012, we had outstanding 407,617,533 shares of common stock and no shares of excess stock.  Prior to August 4, 1994, we were incorporated as a Delaware corporation.  On August 4, 1994, we reincorporated as a Maryland corporation pursuant to an Agreement and Plan of Merger approved by our stockholders.

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of common stock warrants issued by us.  The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Holders of our common stock will be entitled to receive dividends when, as and if authorized by our board of directors and declared by us, out of assets legally available therefor.  Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock.  Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock.  The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote.  Holders of shares of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors.  Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date.  The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.

Under Maryland law, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of common stock may be made only if, after giving effect to the distribution, we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are greater than the sum of our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of common stock, unless the terms of the stock held by such holders with preferred rights provide otherwise.  We have complied with these requirements in all of our prior distributions to holders of common stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.  In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

Subject to the exceptions specified in our charter, no holder may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of our common stock.  The constructive ownership rules under the Code are complex and may cause common stock owned actually or constructively by a group of related individuals or entities or both to be deemed constructively owned by one individual or entity.  As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity which owns, actually or constructively, our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of our common stock, and thus subject such common stock to the ownership limit.

In addition, because rent from related party tenants is not qualifying rent for purposes of the gross income tests under the Code, our charter provides that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% in value of our outstanding common stock.  We refer to this ownership limitation as the related party limit.  Our board of directors may waive the ownership limit and the related party limit with respect to a particular stockholder if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT.  As a condition of that waiver, our board of directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving our REIT status.  The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.  If shares of common stock in excess of the ownership limit or the related party limit, or shares which would otherwise cause the REIT to be beneficially owned by less than 100 persons or which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock.  Shares transferred in excess of the ownership limit or the related party limit, or shares which would otherwise cause us to be “closely held” within the meaning of the Code or would otherwise result in our failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which we refer to as excess stock, that will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares.  While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation).  The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:

(1)

the price paid by the intended transferee, or

(2)

if the intended transferee did not give value for such shares, a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee, at which point the shares will automatically be exchanged for ordinary common stock.  In addition, such shares of excess stock held in trust are purchasable by us for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we determine to purchase the stock.  This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board of directors determines that a violative transfer has occurred if no notice is provided.

All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than a specified percentage of the outstanding shares of common stock must give written notice to us containing the information specified in our charter within 30 days after January 1 of each year.  In addition, each common stockholder shall upon demand be required to disclose to us such information with respect to the actual and constructive ownership of shares as our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The registrar and transfer agent for our common stock is Computershare Shareowner Services LLC.

DESCRIPTION OF COMMON STOCK WARRANTS

We may issue common stock warrants for the purchase of our common stock.  Common stock warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus.  Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants.

The applicable prospectus supplement will describe the terms of the common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1)

the title of those common stock warrants;

(2)

the aggregate number of those common stock warrants;

(3)

the price or prices at which those common stock warrants will be issued;

(4)

the designation, number and terms of the shares of common stock purchasable upon exercise of those common stock warrants;

(5)

the designation and terms of the other securities offered by this prospectus with which the common stock warrants are issued and the number of those common stock warrants issued with each security offered by this prospectus;

(6)

the date, if any, on and after which those common stock warrants and the related common stock will be separately transferable;

(7)

the price at which each share of common stock purchasable upon exercise of those common stock warrants may be purchased;

(8)

the date on which the right to exercise those common stock warrants shall commence and the date on which that right shall expire;

(9)

the minimum or maximum amount of those common stock warrants which may be exercised at any one time;

(10)

information with respect to book-entry procedures, if any;

(11)

a discussion of federal income tax considerations; and

(12)

any other material terms of those common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of those common stock warrants.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 5,114,000 shares of preferred stock, $1.00 par value per share, 700,000 shares of 6.65% Class F Cumulative Redeemable Preferred Stock, $1.00 par value per share, 184,000 shares of 7.75% Class G Cumulative Redeemable Preferred Stock, $1.00 par value per share, 70,000 shares of 6.90% Class H Cumulative Redeemable Preferred Stock, par value $1.00 per share, and 16,000 shares of 6.00% Class I Cumulative Redeemable Preferred Stock, par value $1.00 per share.  We are also authorized to issue 700,000 shares of Class F Excess Preferred Stock, $1.00 par value per share, 184,000 shares of Class G Excess Preferred Stock, $1.00 par value per share, 70,000 shares of 6.90% Class H Excess Preferred Stock, par value $1.00 per share, and 16,000 shares of 6.00% Class I Excess Preferred Stock, par value $1.00 per share, which are reserved for issuance upon conversion of certain outstanding Class F preferred stock, Class G preferred stock, Class H preferred stock, or Class I preferred stock, as the case may be, as necessary to preserve our status as a REIT. At April 18, 2012, 700,000 shares of Class F Cumulative Redeemable Preferred Stock, represented by 7,000,000 depositary shares, were outstanding, 184,000 shares of Class G Cumulative Redeemable Preferred Stock, represented by 18,400,000 depositary shares, were outstanding, 70,000 shares of Class H Cumulative Redeemable Preferred Stock, represented by 7,000,000 depositary shares, and 16,000 shares of Class I Cumulative Redeemable Preferred Stock, represented by 16,000,000 depositary shares, were outstanding.

Under our charter, our board of directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.

The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate.  The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.

General

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof.  The preferred stock will, when issued, be fully paid and nonassessable and, except as may be determined by our board of directors and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.

You should refer to the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:

(1)

The class or series, title and stated value of that preferred stock;

(2)

The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

(3)

The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

(4)

Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

(5)

The procedures for any auction and remarketing, if any, for that preferred stock;

(6)

Provisions for a sinking fund, if any, for that preferred stock;

(7)

Provisions for redemption, if applicable, of that preferred stock;

(8)

Any listing of that preferred stock on any securities exchange;

(9)

The terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

(10)

Whether interests in that preferred stock will be represented by our depositary shares;

(11)

The relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

(12)

Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

(13)

A discussion of certain federal income tax considerations applicable to that preferred stock;

(14)

Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

(15)

Any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

(1)

senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

(2)

on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and

(3)

junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates that will be set forth in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock.  Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock.  Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock.  If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are noncumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.

If any shares of our preferred stock of any class or series are outstanding, no full dividends shall be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:

(1)

if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series for all past dividend periods, or

(2)

if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

Except as provided in the immediately preceding paragraph, unless: (1) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and (2) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon our liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.

Redemption

If the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption.  The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.  If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.  Notwithstanding the foregoing, unless:

(1)

if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

(2)

if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock  no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.

In addition, unless:

(1)

if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and

(2)

if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that class or series (except by conversion into or exchange for our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books.  Each notice shall state:

(1)

the redemption date;

(2)

the number of shares and class or series of the preferred stock to be redeemed;

(3)

the redemption price;

(4)

the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

(5)

that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

(6)

the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder.  If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend).  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets.  If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.  For those purposes, neither our consolidation or merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, holders of preferred stock will not have any voting rights.

Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for six or more quarterly periods, regardless of whether those quarterly periods are consecutive, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our board of directors (and our entire board of directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

(1)

if that class or series of preferred stock has a cumulative dividend, all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

(2)

if that class or series of preferred stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class):

(1)

authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

(2)

amend, alter or repeal the provisions of the charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon  our liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement relating thereto and the articles supplementary setting forth the terms of any class or series of preferred stock.  Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.

Restrictions on Ownership

As discussed above under “Description of Common Stock—Restrictions on Ownership,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.  Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year).  In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code.  Therefore, the applicable articles supplementary for each class or series of preferred stock will typically contain certain provisions restricting the ownership and transfer of that class or series of preferred stock.  Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of each applicable articles supplementary relating to the ownership limit for any class or series of preferred stock will provide that, subject to some exceptions, no holder of that class or series of preferred stock may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred stock in excess of the preferred stock ownership limit, which will be equal to 9.8% of the outstanding preferred stock of any class or series.  The constructive ownership rules under the Code are complex and may cause preferred stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity.  As a result, the acquisition of less than 9.8% of any class or series of our preferred stock (or the acquisition of an interest in an entity which owns, actually or constructively, preferred stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of that class or series of preferred stock, and thus subject that preferred stock to the preferred stock ownership limit.

Our board of directors will be entitled to waive the preferred stock ownership limit with respect to a particular stockholder if evidence satisfactory to our board of directors, with advice of our tax counsel, is presented that the ownership will not then or in the future jeopardize our status as a REIT.  As a condition of that waiver, our board of directors may require opinions of counsel satisfactory to it or an undertaking or both from the applicant with respect to preserving our REIT status.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement.  Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares.  Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement.  Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts.  Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into excess preferred stock or otherwise converted or exchanged.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts.  Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption.  The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock.  If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock.  Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares.  The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so.  The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares.  The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, are not generally convertible into our common stock or any of our other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT.  Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of our common stock, other shares of a class or series of preferred stock (including excess preferred stock) or other shares of stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect that conversion.  If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted.  No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding.  No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented t hereby, except in order to comply with law.  Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

(1)

such termination is necessary to preserve our status as a REIT, or

(2)

a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange.  In addition, the deposit agreement will automatically terminate if-

(1)

all outstanding depositary shares issued thereunder shall have been redeemed,

(2)

there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock , or

(3)

each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.  In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement.  However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary.  A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement.  Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished.  We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following paragraphs summarize provisions of Maryland law and describe our charter and bylaws.  This is a summary, and does not completely describe Maryland law, our charter or our bylaws.  For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws.  We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

Under the Maryland General Corporation Law, a corporation must have at least one director.  Subject to this provision, a corporation’s bylaws may alter the number of directors and authorize a majority of the entire board of directors to alter within specified limits the number of directors set by the corporation’s charter or its bylaws.

Our bylaws provide that the number of directors shall not be less than three nor more than 15 and that the number of directors may be changed by a majority vote of the entire board of directors.  Our board of directors currently consists of nine directors.  Each director serves a one-year term and until his or her successor is duly elected and qualifies.  There is no cumulative voting on the election of directors.  Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors.  A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors.  Other vacancies may be filled by the vote of a majority of the remaining directors.

Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected.  If an incumbent director fails to receive the required vote for re-election, under our current Bylaws he or she is required to offer to resign from the board and the nominating and corporate governance committee will consider such offer to resign, determine whether to accept such director’s resignation, and will submit such recommendation for prompt consideration by the board.

Removal of Directors

Under the Maryland General Corporation Law, unless the corporation’s charter provides otherwise, which ours does not, the stockholders of a corporation may remove any director with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

•

any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•

80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.  None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

We have not elected to opt-out of the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

Maryland law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.  “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•

one-tenth or more but less than one-third;

•

one-third or more but less than a majority; or

•

a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.  Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Duties of Directors with Respect to Unsolicited Takeovers

Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations.  Under the Maryland General Corporation Law, the duties of directors of Maryland corporations do not require them to, among other things, (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition.  Moreover, under the Maryland General Corporation Laws, the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director.  Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•

a classified board,

•

a two-thirds vote requirement for removing a director,

•

a requirement that the number of directors be fixed only by vote of the directors,

•

a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•

a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and Bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships and require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting.

Amendments to the Charter

The Maryland General Corporation Law generally allows amendment of a corporation’s charter if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability and directing that it be submitted to the stockholders for consideration, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders meeting by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

Most amendments to our charter must be approved by the board of directors and by the vote of at least two-thirds of the votes entitled to be cast at a meeting of stockholders.

Amendment to the Bylaws

Under the Maryland General Corporation Law, the power to amend the bylaws may be left with the stockholders, vested exclusively in the directors or shared by both groups.

Our bylaws provide that stockholders have the power to adopt, alter or repeal any bylaws or to make new bylaws, and that the board of directors shall have the power to do the same, except that the board of directors shall not alter or repeal the section of the bylaws governing amendment or any bylaws made by the stockholders.

Dissolution of Kimco Realty Corporation

Under Maryland law, a dissolution must be approved by our board of directors and by a vote of at least two-thirds of the outstanding shares of common stock of Kimco.

Advance Notice of Director Nominations and New Business

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Bylaws.  With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of individuals for election to the Board of Directors at a special meeting may be made only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with the Bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the business combination provisions of the Maryland General Corporation Law and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stock or that our stockholders otherwise believe to be in their best interests. Likewise, if our board of directors were to elect to be subject to the provisions of Subtitle 8 or if the provision in our bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were amended or rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Limitation of Liability and Indemnification

Under Maryland law, a Maryland corporation may include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.  The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (b) a written unsecured undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate Kimco to indemnify any present or former director or officer of Kimco or any individual who, while a director of Kimco and at the request of Kimco, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.  Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of Kimco or any individual who, while a director or officer of the Kimco and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of Kimco and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

On February 25, 2009, our Board of Directors approved a form of Indemnification Agreement to be entered into between the Company and each of its executive officers, members of the Board of Directors and such other employees or consultants of the Company or any subsidiary as may be determined from time to time by the Company’s Chief Executive Officer in his discretion.  A brief description of the terms and conditions of the Indemnification Agreement that are material to the Company is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Indemnification Agreement is filed as an exhibit thereto.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material United States federal income tax considerations relating to our election to be taxed as a REIT and the ownership and disposition of the securities offered by this prospectus.  This summary is for general information only and is not tax advice.

The information in this summary is based on:

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the Internal Revenue Code of 1986, as amended, or the Code;

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current, temporary and proposed Treasury Regulations promulgated under the Code;

•

the legislative history of the Code;

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current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and

•

court decisions;

in each case, as of the date of this prospectus.  In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings.  Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion.  Any such change could apply retroactively to transactions preceding the date of the change.  Except as discussed in this summary, we have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters contained in this summary, and the statements in this prospectus are not binding on the IRS or any court.  Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.  This summary does not discuss any state, local or foreign tax considerations, or tax considerations arising from any United States federal tax other than income tax.

This summary assumes that the securities offered by this prospectus are held as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code).  Your tax treatment will vary depending upon your particular situation, and this summary does not address all the tax consequences that may be relevant to you in light of your particular circumstances.  For example, except to the extent specifically discussed herein, special rules not discussed here may apply to you if you are:

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a broker-dealer or a dealer in securities or currencies;

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an S corporation;

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a bank, thrift or other financial institution;

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a regulated investment company or a REIT;

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an insurance company;

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a tax-exempt organization;

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subject to the alternative minimum tax provisions of the Code;

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a trader in securities that elects to mark to market;

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holding securities offered by this prospectus as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

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holding securities through the exercise of employee stock options or otherwise as compensation;

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holding securities offered by this prospectus through a partnership or other pass-through entity;

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a non-United States government or international organization;

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a partnership or a limited liability company or other entity taxable as a partnership for United States federal income tax purposes;

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a United States person whose “functional currency” is not the United States dollar; or

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a United States expatriate.

You are urged to consult your tax advisor concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our securities arising under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this section under the heading “United States Federal Income Tax Considerations,” references to “we,” “our,” and “us” mean only Kimco Realty Corporation, and not its subsidiaries, except as otherwise indicated.

You are urged to consult your tax advisors regarding the tax consequences to you of:

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the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the federal, state, local, foreign and other tax consequences;

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our election to be taxed as a REIT for federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of Our Company

General.  We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1992.  We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1992, and we intend to continue to be organized and operate in this manner.  However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership.  Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT.  See “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex.  The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders.  This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof.

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 1992, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.  It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers.  In addition, this opinion was based upon our factual representations set forth in this prospectus.  Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP.  Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements.  Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.  Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders.  This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation.  A C corporation is a corporation that generally is required to pay tax at the corporate level.  Double taxation means taxation once at the corporate-level when income is earned and once again at the stockholder level when the income is distributed.  We will, however, be required to pay federal income tax as follows:

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first, we will be required to pay tax at regular corporate rates on any undistributed net income, including undistributed net capital gains;

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second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances;

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third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income.  To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable.  Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property;

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fourth, we will be required to pay a 100% tax on any net income from prohibited transactions.  Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business;

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fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which we fail to satisfy the 75% gross income test and (b) the amount by we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability;

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sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test;

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seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure;

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eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods;

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ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset.  The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation;

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tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.”  See “—Penalty Tax.”  In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours.  Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations; and

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eleventh, certain of our subsidiaries are C corporations, the earnings of which will be subject to United States federal income tax.

We and our subsidiaries may be subject to a variety of taxes other than United States federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.  In addition, other countries may impose taxes on our property, income, or operations within their jurisdictions.  To the extent possible, we will structure our activities to minimize our foreign tax liability.  However, there can be no assurance that we will be able to eliminate our foreign tax liability or reduce it to a specified level.  Because we are a REIT, we and our stockholders will derive little or no benefit from any foreign tax credits arising from the payment of those taxes.

Requirements for Qualification as a REIT.  The Code defines a REIT as a corporation, trust or association:

(1)

that is managed by one or more trustees or directors;

(2)

that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)

that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)

that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)

that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7)

that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.  For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods.  In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.  These stock ownership and transfer restrictions are described in “Description of Common Stock—Restrictions on Ownership” and “Description of Preferred Stock—Restrictions on Ownership.”  These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in (5) and (6) above.  If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate.  If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.  See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year.  We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below.  Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity.  The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.  Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.  A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the Subsidiary Partnerships and Limited Liability Companies.”

We have control of most of the subsidiary partnerships and limited liability companies in which we own an interest, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT.  We are a limited partner or non-managing member in some of our partnerships and limited liability companies.  If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity.  In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis.  In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We own a number of wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code.  A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat the corporation as a “taxable REIT subsidiary,” as described below.  A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including all REIT qualification tests.  Thus, in applying the federal tax requirements described herein, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit.  A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.  We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future.  A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary.  A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities.  Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT.

A taxable REIT subsidiary is subject to income tax as a regular C corporation.  In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied.  A REIT’s ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset test described below, and their operations will be subject to the provisions described above.  See “—Asset Tests.”

Ownership of Interests in Subsidiary REITs.  We own an interest in several subsidiaries which have elected to be taxed as REITs under Sections 856 through 860 of the Code.  Provided each of these subsidiary REITs qualifies as a REIT, our interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT income tests.  To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary.  If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C-corporation and its income would be subject to federal income tax.  In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.

Income Tests.  We must satisfy two gross income requirements annually to maintain our qualification as a REIT.  First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from investments relating to real property or mortgages on real property, including “rents from real property,” interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments.  Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.  For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person.  However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant.  Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space.  Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease.  Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.”  For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease.  If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below.  We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property.  Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas.  In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”  Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We have received a ruling from the IRS providing that the performance of certain types of services provided by us will not cause the rents received with respect to those leases to fail to qualify as rents from real property.  In addition, we generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above.  However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT.  In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants.  Accordingly, there can be no assurance that the IRS will not disagree with our determination of value of such property.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts.  Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008.  Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test.  Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test.  The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income).  To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have investments in several entities located outside the United States and in the future expect to invest in additional entities or properties located outside the United States.  In addition, from time to time we may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise.  These acquisitions could cause us to incur foreign currency gains or losses.  Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, though the IRS had indicated that REITs could apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constituted qualifying income under the REIT income tests.  As a result, we anticipate that any foreign currency gains we recognized on or prior to July 30, 2008 with respect to rents from any property located outside the United States were qualifying income for purposes of the 75% and 95% gross income tests.  Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified assets or items of qualifying income or gain, however, generally will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be exempt from such tests, provided we do not deal in or engage in substantial and regular trading in securities, which we do not presently intend to do.

To the extent our taxable REIT subsidiaries pay dividends, such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests.  Although we expect these actions will be sufficient to prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code.  Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.  If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.  As discussed above in “—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income.  We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income.  Any gain that we realize (including any net foreign currency gain recognized after July 30, 2008) on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply.  This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.  We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives.  We do not intend to enter into any sales that are prohibited transactions.  However, the IRS may successfully contend that some or all of our sales are prohibited transactions, and we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Penalty Tax.  Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax.  In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.  Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time our taxable REIT subsidiaries may provide services to certain of our tenants and pay rent to us.  We intend to set any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions described above.  These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes.  If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests.  At the close of each calendar quarter, we must also satisfy certain tests relating to the nature and diversification of our assets.  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT.  Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT.  In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest is be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

We have numerous direct and indirect wholly-owned subsidiaries.  As set forth above, the ownership of more than 10% of the total vote or value of the outstanding securities of any one issuer by a REIT is prohibited unless such subsidiary is a taxable REIT subsidiary or a REIT or, in the case of the 10% value test, the securities qualify as “straight debt” securities.  However, if our subsidiaries are “qualified REIT subsidiaries” as defined in the Code, those subsidiaries will not be treated as separate corporations for federal income tax purposes.  Thus, our ownership of stock of a “qualified REIT subsidiary” will not cause us to fail the asset tests.

We hold an interest in a number of taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future.  We believe that the value of the securities of all our taxable REIT subsidiaries did not and will not exceed more than 25% of the aggregate value of our gross assets (20% for taxable years beginning between January 1, 2001 and January 1, 2009).  No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the IRS will not disagree with our determinations of value of such assets.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer.  After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including, for our taxable years beginning on or after January 1, 2009, a change caused by changes in the foreign currency exchange rate used to value foreign assets).  If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.  We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests.  If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period.  Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued.  For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) disclosing certain information to the IRS, and (3) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary).  If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements.  To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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90% of our “REIT taxable income”; and

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90% of our after tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain.  In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset, over (2) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate.  At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year.  These distributions are treated as received by our stockholders in the year in which paid.  This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.  In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class.  To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates.  We believe we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income.  Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above.  However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income.  In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons.  If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below.  However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods.  Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges.  We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code.  Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes.  The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT.  Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.  If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders.  As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders.  In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits.  In such event, corporate distributees may be eligible for the dividends-received deduction.  In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income.  Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification.  It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Subsidiary Partnerships and Limited Liability Companies

General.  We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes.  Our ownership interests in such subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as a partnership (or disregarded entity). For example, an entity that would otherwise be classified as a  partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met.  A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations.  We do not anticipate that any of our subsidiary partnerships or limited liabilities companies will be treated as a publicly traded partnership that is taxable as a corporation.  However, if any such subsidiary partnership or limited liability company in which we own an interest were taxable as a corporation, it would be required to pay an entity-level tax on its income.  In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests.  See “—Taxation of Our Company—Asset Tests” and “—Income Tests.”  This, in turn, could prevent us from qualifying as a REIT.  See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests.  In addition, a change in the tax status of a subsidiary partnership or limited liability company might be treated as a taxable event.  If so, we might incur a tax liability without any related cash distributions.  We believe each of our subsidiary partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction.  A partnership or limited liability company agreement will generally determine the allocation of income and loss among partners or members.  These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder.  Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners.  If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the items subject to the allocation will be reallocated in accordance with the partners’ or members’ interests in the partnership or limited liability company.  This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item.  The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties.  Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company, must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time.  These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property.  The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code.  This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale.  These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Taxation of Holders of Our Stock

The following summary describes the principal United States federal income tax consequences relating to the ownership and disposition of our capital stock.

Definition of United States Holder.  A “United States holder” is a beneficial holder of our capital stock or debt securities who, for federal income tax purposes, is:

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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to United States federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in place to be treated as a United States person.

A “Non-United States holder” is a beneficial holder that is neither a “United States holder” nor a partnership or other entity treated as a partnership for United States federal income tax purposes.

If a partnership or other entity treated as a partnership for United States federal income tax purposes holds shares of our capital stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership.  Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

United States Holders of Our Stock

If you are a “United States holder,” as defined above, this section applies to you.  Otherwise, the next section, “Non-United States Holders of Our Stock,” applies to you.

Taxation of Taxable United States Holders Generally

Distributions Generally.  Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable United States holders as ordinary income when actually or constructively received.  See “—Tax Rates” below.  As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-United States holders, including individuals.  For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a United States holder.  This treatment will reduce the United States holder’s adjusted tax basis in such shares of our capital stock by the amount of the distribution, but not below zero.  Distributions in excess of our current and accumulated earnings and profits and in excess of a United States holder’s adjusted tax basis in its shares will be taxable as capital gain.  Such gain will be taxable as long-term capital gain if the shares have been held for more than one year.  Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.  United States holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends.  Dividends that we properly designate as capital gain dividends will be taxable to our taxable United States holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year.  United States holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.  If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock and each class of our preferred stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of each such class of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains.  We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains.  If we make this election, we would pay tax on our retained net capital gains.  In addition, to the extent we so elect, our earnings and profits (determined for United States federal income tax purposes) would be adjusted accordingly, and a United States holder generally would:

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include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States holder’s long-term capital gains;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a United States holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.  Distributions we make and gain arising from the sale or exchange by a United States holder of our shares will not be treated as passive activity income.  As a result, United States holders generally will not be able to apply any “passive losses” against this income or gain.  A United States holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount.  Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock.  If a United States holder sells or disposes of shares of our capital stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares.  This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such stock for more than one year.  If, however, a United States holder recognizes a loss upon the sale or other disposition of our capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the United States holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us.  A redemption or repurchase of shares of our stock will, to the extent of our current and accumulated earnings and profits, be treated under Section 302 of the Code as a distribution taxable as a dividend at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code, in which case it will be treated as a sale or exchange of the redeemed or repurchased shares.  The redemption or repurchase will be treated as a sale or exchange if it:

•

is “substantially disproportionate” with respect to the United States holder;

•

results in a “complete termination” of the United States holder’s stock interest in us; or

•

is “not essentially equivalent to a dividend” with respect to the United States holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the United States holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account.  Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the United States holder depends upon the facts and circumstances at the time the determination is made, United States holders are urged to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received.  See “—Distributions Generally.” A United States holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any.  If a United States holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above.  It is not clear whether these proposed regulations will be enacted in their current form or at all.  Prospective investors are urged to consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our capital stock

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Information  Reporting and Backup Withholding

We are required to report to our United States holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld.  Under the backup withholding rules, a United States holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.  A United States holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  Any amount paid as backup withholding will be creditable against the United States holder’s federal income tax liability, provided the required information is timely furnished to the IRS.  In addition, we may be required to withhold a portion of capital gain dividends to any United States holders who fail to certify their non-foreign status.  See “—Taxation of Non-United States Holders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below.  This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in an unrelated trade or business of the tax-exempt stockholder.  Generally, “debt-financed property” is property, the acquisition or holding of which is, directly or indirectly, financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our capital stock.  These prospective investors are urged to consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT.  A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.”  As a result of restrictions on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders.  However, because our stock is publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-United States Holders

The following discussion addresses the rules governing United States federal income taxation of the purchase, ownership and disposition of our capital stock by non-United States holders.  These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules.  Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-United States holder in light of its particular circumstances and does not address any state, local or foreign tax consequences or tax consequence arising from any United States federal tax other than income tax.  We urge non-United States holders to consult their tax advisors to determine the impact of federal, state, local, foreign and other tax laws on the purchase, ownership, and disposition of shares of our capital stock, including any tax return filing and other reporting requirements.

Distributions Generally.  Distributions (including any taxable stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests, or USRPIs, nor designated by us as capital gain dividends will be treated as dividends (except as described below) of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business.  Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.  Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption.  Dividends that are treated as effectively connected with such a trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of the non-United States  holder) will generally not be subject to withholding but will be subject to United States federal income tax on a net basis at graduated rates, in the same manner as dividends paid to United States holders are subject to tax.  Any such dividends received by a non-United States holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-United States holder to the extent that such distributions do not exceed the non-United States holder’s adjusted tax basis in our capital stock, but rather will reduce the adjusted tax basis of such stock.  To the extent that these distributions exceed the non-United States holder’s adjusted basis in our capital stock, they will give rise to gain from the sale or exchange of such stock.  The tax treatment of this gain is described below.

For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits.  Except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-United States holder unless:

•

a lower treaty rate applies and the non-United States holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•

the non-United States holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with a United States trade or business of the non-United States holder.

Any amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.  Distributions to a non-United States holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to United States federal income taxation, unless:

(1)

the investment in our capital stock is treated as effectively connected with the non-United States holder’s United States trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of the non-United States  holder), in which case the non-United States holder will be subject to the same treatment as United States holders with respect to such gain, except that a non-United States holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)

the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to FIRPTA, distributions to a non-United States holder that are attributable to gain from our sale or exchange of USRPIs, whether or not designated as capital gain dividends, will cause the non-United States holder to be treated as recognizing such gain as income effectively connected with a United States trade or business.  Non-United States holders would generally be taxed at the same rates applicable to United States holders, subject to any applicable alternative minimum tax.  We also will be required to withhold and to remit to the IRS 35% (or 15% (20% in the case of taxable years beginning after December 31, 2012) to the extent provided in Treasury Regulations) of any distribution to a non-United States holder to the extent attributable to gain from sales or exchanges by us of USRPIs.  The amount withheld is creditable against the non-United States holder’s United States federal income tax liability.  However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-United States holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution.  Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains.  Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the capital stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends.  Under this approach, the non-United States holder would be able to offset as a credit against their United States federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains, and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual United States federal income tax liability.  If we were to designate any portion of our net capital gain as retained net capital gain, non-United States holders are urged to consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock.  Gain recognized by a non-United States holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to United States taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA.  Our capital stock will not constitute a United States real property interest so long as we are a “domestically-controlled qualified investment entity.”  A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-United States holders.  We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity.  In addition, because our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-United States holder if either (1) the investment in our capital stock is treated as effectively connected with the non-United States holder’s United States trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of the non-United States  holder) or (2) the non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.  In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-United States holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-United States holder (or certain of its affiliate or related parties) (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).  The preceding sentence shall not apply to a non-United States holder if the non-United States holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined in applicable Treasury Regulations.  Non-United States holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-United States holder sells or exchanges our capital stock, gain arising from such a sale or other taxable disposition by a non-United States holder of such stock would not be subject to United States taxation under FIRPTA as a sale of a USRPI if:

(1)

our capital stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the New York Stock Exchange; and

(2)

such non-United States holder owned, actually and constructively, 5% or less of our capital stock throughout the five-year period ending on the date of such sale or exchange.

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable United States holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of such stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding.  Generally, we must report annually to the IRS the amount of dividends paid to a non-United States holder, such holder’s name and address, and the amount of tax withheld, if any.  A similar report is sent to the non-United States holder.  Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-United States holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-United States holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8.  Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-United States holder is a United States person.

Backup withholding is not an additional tax.  Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Taxation of Holders of Our Debt Securities

The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

Taxable United States Holders of Our Debt Securities

Interest. A United States holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Debt Securities. A United States holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the United States holder’s adjusted tax basis in the debt security. A United States holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the United States holder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the United States holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting.    A United States holder may be subject to information reporting and backup withholding when such United States holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A United States holder will be subject to backup withholding if such United States holder is not otherwise exempt and:

•

such United States holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•

the IRS notifies the payor that such holder furnished an incorrect TIN;

•

in the case of interest payments, such United States holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•

in the case of interest payments, such United States holder fails to certify, under penalties of perjury, that such United States holder has furnished a correct TIN and that the IRS has not notified such United States holder that it is subject to backup withholding.

A United States holder is urged to consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-United States Holders of Our Debt Securities

This section applies to you if you are a non-United States holder of our debt securities.  Special rules may apply to certain non-United States holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Interest.   Interest paid to a non-United States holder on its debt securities that is not effectively connected with such non-United States holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•

such non-United States holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•

such non-United States holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•

such non-United States holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the non-United States holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-United States holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-United States holder, has received from the non-United States holder a statement, under penalties of perjury, that such non-United States holder is not a United States person and provides us or our paying agent with a copy of such statement or (c) the non-United States holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A non-United States holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-United States  holder’s conduct of a United States trade or business and the non-United States  holder provides us with appropriate certification (as discussed below under “—Non-United States  Holders of Our Debt Securities—United States Trade or Business”).

If a non-United States  holder does not satisfy the requirements above, interest paid to such non-United States  holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-United States  holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-United States  holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-United States  holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security unless (1) the gain is effectively connected with the conduct by the non-United States  holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-United States  holder) and (2) in the case of a non-United States  holder who is an individual, such non-United States  holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under “—United States Trade or Business.”  A non-United States  holder described in (2) above will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-United States  holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-United States  holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-United States  holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-United States  holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-United States  holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting.   A non-United States  holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the non-United States  holder, provided that we do not have actual knowledge or reason to know that such non-United States  holder is a “United States person,” within the meaning of the Code, and the non-United States  holder has given us the statement described above under “Non-United States  Holders of Our Debt Securities—Interest.” In addition, a non-United States  holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-United States  holder is a United States person or the non-United States  holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the non-United States  holder the amount of, and the tax withheld with respect to, any interest paid to the non-United States  holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States  holder resides.

A non-United States  holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-United States  holder’s United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Tax Rates

The maximum tax rate for non-corporate taxpayers for capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by the REIT as “capital gain dividends.” The maximum tax rate for non-corporate taxpayers for income that the REIT properly designates as “qualified dividend income” is generally 15%. In general, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). For taxable years beginning after December 31, 2012, the 15% capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends is currently scheduled to increase to the tax rate then applicable to ordinary income. In addition, United States stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. Certain United States holders that are individuals, estates or trusts are  required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. United States stockholders are urged to consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our capital stock or debt securities.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-United States entities.  Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012 (other than interest payments made on certain debt securities discussed below), the IRS has issued Proposed Treasury Regulations providing that the withholding provisions described above will generally apply to payments of dividends or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2015.  Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.  In addition, although these rules currently would not apply to debt securities outstanding on March 18, 2012, the Proposed Treasury Regulations extend the date of their initial application and indicate that this withholding tax would not apply to debt securities outstanding on January 1, 2013.

The Proposed Treasury Regulations described above will not be effective unless and until they are issued in their final form, and as of the date of this prospectus, it is not possible to determine whether the proposed regulations will be finalized in their current form or at all. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction.  You are urged to consult your tax advisors regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in the securities offered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents.  Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement.  We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices.  We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement.  In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent.  Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.  If so indicated in the applicable prospectus supplement, the underwriters may reimburse us for some or all of our expenses in an offering.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.  Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.

Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement.  Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.  Delayed delivery contracts will not be subject to any conditions except:

(1)

the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and

(2)

if the securities offered by this prospectus are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Washington, D.C.  Any underwriters, dealers or agents will be advised about the other issues relating to any offering by their own legal counsel.  Latham & Watkins LLP and any counsel for any underwriters, dealers or agents will rely on Venable LLP, Baltimore, Maryland, as to certain matters of Maryland law.  Certain members of Latham & Watkins LLP and their families own beneficial interests in less than 1% of our common stock.

           Shares

Depositary Shares

Each Representing 1/1000 of a Share of      % Class K

Cumulative Redeemable Preferred Stock

Joint Book-Running Managers

BofA Merrill Lynch

Citigroup

UBS Investment Bank

Wells Fargo Securities

Joint Lead Managers

J.P. Morgan

RBC Capital Markets

Co-Managers

Barclays

BNY Mellon Capital Markets, LLC

Credit Suisse

Deutsche Bank Securities

Piper Jaffray

Raymond James

November    , 2012